Exhibit 10.5

LEASE AGREEMENT

John Hand Building

1/6/2025

THIS LEASE AGREEMENT (this “Lease”) is made and entered into this _______day of _____________, 2025, by and between Landlord and Tenant.

W I T N E S S E T H:

1.                    Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

(a)	Landlord:	John Hand, LLC

(b)	Landlord’s Address:	17 20th Street North, Suite 360
Birmingham, Alabama 35203

With Copy to:
Harbert Realty Services, LLC
2 North 20th Street North, Suite 1700 Birmingham, Alabama 35203
Attention: John Hand Property Manager

(c)	Tenant:	CommerceOne Bank

(d)	Tenant’s Address:	17 20th Street North, Suite 400 and 500
Birmingham, Alabama 35203

(e)	Building Address:	17 20th Street North
Birmingham, Alabama 35203

(f)	Premises Suite Number: 400 and 500

(g)	Rentable Floor Area of Premises: 19,892 rentable square feet.

(h)	Rentable Floor Area of Building: 92,041 rentable square feet.

(i)	Commencement Date:	June 1, 2025

(j)	Initial Lease Term:	The period commencing on the Commencement Date and expiring on the final day of the month in which the one hundred eighty-fourth (184th) month anniversary of the date prior to the Commencement Date occurs.

(k)	Base Year:	Calendar year 2026

The amount of the initial Operating Expenses on an annualized per square foot basis are estimated to be $________. The parties acknowledge that such amount is an estimate only, and the actual amounts shall be determined as further described in this Lease.

(l)	Base Rental:

Base Rent Schedule:	PSF	Monthly Amount
06/01/25-09/30/25	0	0
10/1/25-09/30/26	$22.00	$36,468.67
10/1/26-09/30/27	$22.66	$37,562.73
10/1/27-09/30/28	$23.34	$ 38,689.61
10/1/28-09/30/29	$24.04	$39,850.30
10/1/29-09/30/30	$24.76	$41,045.81
10/1/30-09/30/31	$25.50	$42,277.18
10/1/31-09/30/32	$26.27	$43,545.50
10/1/32-09/30/33	$27.06	$44,851.86
10/1/33-09/30/34	$27.87	$46,197.42
10/1/34-09/30/35	$28.71	$47,583.34
10/1/35-09/30/36	$29.57	$49,010.84
10/1/36-09/30/37	$30.45	$50,481.16
10/1/37-09/30/38	$31.37	$51,995.60
10/1/38-09/30/39	$32.31	$53,555.47
10/1/39-09/30/40	$33.28	$55,162.13

Option Term[s] One (1) ten (10) year Renewal Option upon the terms and conditions set forth in the Special Stipulations attached hereto as Exhibit “F”

(m)	Initial Rent Deposit: $36,468.67

(n)	Security Deposit: None

(o)	Broker(s):	N/A (Landlord’s Broker)
J.H. Berry (Tenant’s Broker)

2.             Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions herein stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, those certain premises (the “Premises”) in the building (hereinafter referred to as “Building”) located at the Building Address, which Premises are shown on the floor plan attached hereto as Exhibit “A” and by this reference made a part hereof, with no easement for light, view or air included in the Premises or being granted hereunder. As used herein, the “Project” is comprised of the Building, the Parking Facility (hereinafter defined), any walkways or other means of access to the Building and the Parking Facility, all common areas owned or controlled by Landlord (“Common Areas”), including any lobbies or plazas, and any other buildings, improvements, seating areas, parking areas, or landscaping on or about the office building known as the John Hand Building located at the Building address. Landlord reserves the right at any time to change the name of either the Project or the Building. Subject to the terms hereof, Landlord grants to Tenant and its employees, agents, customers, and invitees a non-exclusive right during the Lease Term to use the Common Areas, in common with Landlord and the other tenants of Landlord and such parties’ employees, agents, customers, and invitees right to use the same.

This Lease is subject to the terms of that certain Declaration of Condominium dated December 21, 1999, and filed for record as Instrument Number 9916/4464 (as amended from time to time and together with all other instruments of record related thereto, including, but not limited to, with respect to The Bank Condominiums Owners’ Association, Inc. (the “Owners’ Association”). Tenant shall not take any action, or do or permit anything to be done, that (i) is prohibited under the said condominium documents, or (ii) will result in a violation of, or default under, any of the terms, covenants, conditions, or provisions thereof.

3.             Term. The term of this Lease (“Lease Term”) shall be for the period commencing on the Commencement Date and, unless extended or sooner terminated as provided in this Lease, ending on the expiration of the period designated in Article 1(j) above. Promptly after the Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit “B” attached hereto and by this reference made a part hereof, confirming the Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(j) above, and certain other matters as therein set forth. If the Premises are not delivered to Tenant in the condition required hereunder upon the Commencement Date in accordance with the terms of this Lease, this Lease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in delivery or occupancy, and, except to the extent of any delays attributable to Tenant, if the Premises are untenantable for reasonable operation of Tenant’s business as a result thereof, the Commencement Date stated in Article 1(i) of the Lease shall be extended by the number of days of delay caused by such delay. If the Premises are not delivered to Tenant in the condition required hereunder upon the Commencement Date due to delays attributable to Tenant, the Commencement Date for the purpose of determining the commencement of Tenant’s obligation to pay Base Rental shall be the date, as reasonably determined by Landlord, that the Premises would have been delivered to Tenant absent such Tenant delays, subject to the terms hereof.

4.             Possession. Certain obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Premises, if any, are set forth in Exhibit “C” attached hereto and by this reference made a part hereof. Taking of possession of the Premises by Tenant shall be conclusive evidence that: (a) Landlord’s construction obligations with respect to the Premises, if any, have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Premises, to the extent of Landlord’s construction obligations with respect thereto, are in good and satisfactory condition, subject to any punch-list items; and (b) the Project and the Premises are accepted by Tenant “AS-IS” and as suitable for the purposes for which the Premises are leased. TENANT EXPRESSLY WAIVES ANY WARRANTY OF CONDITION OR OF HABITABILITY OR SUITABILITY FOR OCCUPANCY, USE, HABITATION, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY, EXPRESS OR IMPLIED, RELATING TO THE PREMISES.

5.             Rental Payments.

(a)              Continuing throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term “Rent” shall mean the Base Rental, Tenant’s Forecast Additional Rental, Tenant’s Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant’s Forecast Additional Rental shall be due and payable in monthly installments on the first day of each calendar month, throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent monthly in advance to Landlord at Landlord’s Address (or such other address as may be designated by Landlord in writing from time to time). Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, deduction, set off or counterclaim. All sums or amounts payable or reimbursable hereunder by Tenant to Landlord shall be deemed to be rental hereunder whether or not designated as such.

(b)             If the Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant’s Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant’s Additional Rental shall be prorated for such commencement or termination year, as the case may be. The calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, and Landlord and Tenant hereby agree that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

(c)              Tenant shall deposit with Landlord the Initial Rent Deposit upon its execution of this Lease. Such amount shall be applied by Landlord to the initial monthly installment(s) of Rent as they become due hereunder. In the event Tenant fails to take possession of the Premises as aforesaid or otherwise fails to comply with any of Tenant’s covenants, warranties or agreements hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant. Landlord shall not be required to keep such deposit separate from its general accounts.

(d)             No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated or otherwise becoming due shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder. All payments received by Landlord shall be applied by Landlord as Landlord may determine, regardless of any notation that may be made on any check or any letter accompanying such payment. Tenant’s responsibility for the prompt and timely payment of all items of Rent shall include, without limitation, all utilities exclusively serving the Premises, including, without limitation, electrical power, water, sewer, garbage collection and other sanitary services, and gas, and all penalties and interest due with respect to any payments which Tenant fails to make in a proper and timely manner.

(e)              Landlord reserves the right to improve, alter or otherwise modify the Project in a commercially reasonable manner and, as a result of any actual changes thereto, the Rentable Area of the Building and Tenant’s Additional Rent shall be adjusted accordingly. Any such required adjustment to Rent reflecting an increase or decrease in the square feet of Rentable Area, shall be confirmed in an amendment to this Lease, signed by both parties and attached hereto as a part hereof for all purposes.

6.            Base Rental. Subject to the terms of this Lease, Tenant shall pay to Landlord a base monthly rental (the “Base Rental”) equal to the Base Rental set forth in Article 1(l) above.

7.            Lease Year. As used in this Lease, the term “Lease Year” shall mean a period of twelve (12) consecutive calendar months, or a portion thereof falling within the Term, with the first Lease Year commencing with the first day of the first calendar month beginning on or after the Commencement Date and each subsequent Lease Year commencing on each anniversary during the Term of the first day of the first Lease Year. The period, if any, from the Commencement Date to the beginning of the first Lease Year shall be treated as if it were part of the first Lease Year under this Lease for all purposes and the last Lease Year may be comprised of less than twelve (12) months.

8.             Additional Rental.

(a)           Subject to the terms of this Lease, from and after the Commencement Date, Tenant shall pay to Landlord “Tenant’s Forecast Additional Rental” (as defined below) and “Tenant’s Additional Rental” (as defined below). Payment of Tenant’s Forecast Additional Rental shall be made in monthly installments pursuant to Landlord’s statement thereof (as contemplated below) and as set forth in Article 5.

(b)           For purposes of this Lease, “Tenant’s Forecast Additional Rental” shall mean Landlord’s reasonable estimate of Tenant’s Additional Rental for the next occurring calendar year or portion thereof. If at any time it appears to Landlord that Tenant’s Additional Rental for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant’s Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord’s right to collect the full amount of Tenant’s Additional Rental. Prior to the Commencement Date and periodically thereafter during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant’s Forecast Additional Rental for the applicable calendar year during the Lease Term; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant’s Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

(c)           For purposes of this Lease, “Tenant’s Additional Rental” shall mean for each calendar year (or portion thereof), the amount by which the Operating Expense Amount (defined below) exceeds the Operating Expense Amount for the Base Year, multiplied by the number of square feet of Rentable Floor Area of Premises. As used herein, “Operating Expense Amount” shall mean the amount chargeable to Tenant hereunder of Operating Expenses (as defined below) for such calendar year divided by the number of square feet of Rentable Floor Area of the Building; provided, however, if the Building is not fully occupied during any calendar year of the Term (including the Base Year), then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually 100% occupied (for the purposes of this paragraph, “fully occupied” shall mean occupancy of at least 100% of the Rentable Area of the Building).

(d)           Within one hundred fifty (150) days after the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year and a statement prepared by Landlord comparing Tenant’s Forecast Additional Rental with Tenant’s Additional Rental (the “Reconciliation Statement”). In the event Tenant’s Forecast Additional Rental exceeds Tenant’s Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant’s performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant’s Additional Rental exceeds Tenant’s Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant’s Additional Rental shall survive the expiration or earlier termination of this Lease.

(e)           For so long as no Event of Default has occurred and is continuing, Landlord’s books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant’s expense, at any time within six (6) months after Tenant’s receipt of the Reconciliation Statement for the applicable calendar year, provided that Tenant gives Landlord not less than ninety (90) days’ prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant means a bona fide employee of Tenant, any national accounting firm engaged by Tenant on a non-contingency fee basis, or any other party reasonably approved in writing by Landlord. In no event will an authorized representative of Tenant include the owner of any office building in the metropolitan Birmingham, Alabama area or any affiliate of such owner. In no event will an authorized representative of Tenant perform such audit services on a contingency basis. Prior to commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit will be conducted during reasonable business hours at Landlord’s office where Landlord’s books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. All costs and expenses of any such audit shall be paid by Tenant; provided, however, in the event it is ultimately determined by the parties that Landlord has overstated the Operating Expenses in the aggregate by more than five percent (5%), then Landlord shall reimburse Tenant for Tenant’s reasonable cost of the audit (not to exceed $5,000.00). If the parties agree, or it is otherwise conclusively determined, that Landlord’s calculation of Tenant’s Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a refund of any overpayment or Tenant shall pay to Landlord the amount of any underpayment, as the case may be and in each case within thirty (30) days after such determination.

(f)            Notwithstanding any other provision of the Lease to the contrary, Landlord agrees that, for purposes of calculating Tenant’s Additional Rental, the portion of Operating Expenses for each calendar year after the Base Year that consists of Controllable Operating Expenses (as hereinafter defined) shall not increase more than five percent (5%) over the prior year’s amount. As used herein, the term “Controllable Operating Expenses” shall mean all Operating Expenses which are within the reasonable control of Landlord; thus, Controllable Operating Expenses exclude the following (and the following shall not be capped): taxes, insurance, utilities (including, without limitation, water, sewer, waste disposal, gas, electricity and power for heating, lighting, air conditioning and ventilations), security, snow and ice removal and other weather-related costs, costs incurred to comply with governmental requirements or law, third party or contract labor costs (including, without limitation, labor costs for third party or contract janitorial and security personnel), capital expenditures permitted to be included in Operating Expenses, increase in minimum wages and/or union rates, and association dues and assessments to the extent such association dues and assessments would otherwise be permitted to be excluded under one or more of the foregoing exceptions.

(g)           Notwithstanding any provision in this Lease to the contrary, if Landlord reasonably determines that any Operating Expenses arising from Tenant’s use of the Premises are extraordinary or materially in excess of normal and reasonable amounts beyond Tenant’s Share, Landlord shall have the right to directly invoice Tenant for all Operating Expenses attributable to such excessive use and such amount shall be included as Additional Rent, as defined and further described below. Landlord shall have the right to separately meter or otherwise measure all Operating Expenses attributable to such excessive use, and such Operating Expenses and other costs reasonably incurred by Landlord in connection with such metering or measurement, including, but not limited to, Landlord’s sub-meter installation costs, shall be included as Additional Rent.

(h)           Notwithstanding any provision to the contrary, Tenant shall be responsible for timely payment or, as applicable, reimbursement to Landlord, of all utility costs to the extent separately metered, sub-metered, or otherwise designated for Tenant’s usage thereof. Tenant shall secure the provision of all utilities exclusively serving the Premises and Landlord shall reasonably cooperate with Tenant in connection therewith. Tenant shall pay all fees for establishing such exclusive accounts in Tenant’s name and all such ongoing utility expenses at the Premises. Tenant is responsible for all deposits and the cost of connection of said utilities exclusively serving the Premises, including but not limited to panels, meters, and wiring. If Tenant fails to pay any of said utility bills, Landlord may pay the same and such payment may be added to the rental of the Premises next due as Additional Rent. Tenant shall promptly make such payments upon Landlord’s demand therefor or upon Tenant’s receipt of an invoice therefor from the applicable utility provider. Landlord does not warrant that any utility services provided with respect to the Premises will be free from interruptions arising from causes beyond the reasonable control of Landlord. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant’s obligations under this Lease unless such interruption of service is due to the gross negligence or willful acts of Landlord, its employees, agents or contractors. Landlord shall have no responsibility or liability for the failure of any public or private utility to supply sufficient or adequate utility services to the Premises.

(i)            Except as otherwise expressly provided in this Lease, this Lease shall be a so-called “modified net lease” and Landlord shall receive the Base Rent and Additional Rent free from, without limitation, all expenses of ownership or occupancy, real estate taxes, taxes or other governmental charges of every kind and nature whatsoever imposed with respect to the any business conducted in or about the Premises by Tenant or any personal property used or stored by Tenant in connection therewith, HVAC system maintenance, repair or replacement, costs arising from the utilities servicing the Premises, maintenance, repair, replacement, operation of the Premises, and property and liability insurance coverage with respect to the Premises.

(j)            As used herein, “Tenant’s Share” shall be determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building. Notwithstanding any provision to the contrary, if any Operating Expenses are apportioned with other tenants and occupants of the Project and the actual share of such expenses incurred with respect to Tenant or any other tenant or occupant of the Project is extraordinary or materially differs from the then-current allocation therefor, Tenant’s allocation thereof shall be reasonably adjusted accordingly by Landlord in good faith. In the event of special circumstances where a component of Operating Expenses is not being used by or should not be allocated to all tenants in the Building (i.e., a tenant in the Building other than Tenant is tax exempt and renders that tenant’s premises exempt from real estate taxes or another tenant in the Building has electricity separately metered to its premises), the Landlord may recalculate the Tenant’s Share with respect to such special circumstances in Landlord’s reasonable discretion. Tenant hereby agrees that any incentives, tax abatements, sales tax rebates, or inducements or the like made or offered (either in the past or in the future) to landlord by any governmental authority shall be for the sole benefit of landlord and shall not be passed through to tenant in form of an abatement of taxes.

9.	Operating Expenses.

(a)          For the purposes of this Lease, “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature, relating to or incurred or paid by Landlord in connection with the ownership, management, marketing, operation, insuring, cleaning, repair, landscaping, and maintenance of the Project, including but not limited to, the following:

(1)             wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

(2)             the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

(3)             the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services, communication services, and power for heating, lighting, air conditioning and ventilating;

(4)             the cost of repairs, general maintenance, and all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste disposal and recycling service, telecommunications services, interior and/or exterior landscaping maintenance and customary interior and/or exterior landscaping replacement (to the extent not otherwise included in assessments of the Owners’ Association);

(5)             the Premises’ share of the assessments and other expenses incurred by Landlord under and pursuant to condominium declaration or condominium association agreements from time to time affecting the Premises and/or Building, including, but not limited to, the Owners’ Associations, as may from time to time be designated pursuant to recorded declarations and other recorded documents related thereto;

(5)             amortization, with interest, of capital expenditures made by Landlord for the purpose of reducing Operating Expenses, promoting safety, complying with governmental requirements, or maintaining the class and nature of the Project, such amortization, with interest, to be made over such improvement’s useful life;

(6)             the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord’s personal property used in connection therewith;

(7)             the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

(8)             the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner’s or Landlord’s general accounting, such as partnership statements and tax returns, and excluding services for preparation of leases for tenants and prospective tenants, disputes with tenants, or otherwise not attributable to the operation or management of the Project;

(9)             all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including community improvement district taxes and business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed base Building improvements, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of base Building improvements (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

(10)          the cost of operating the management office for the Project, including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone and other communication expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent;

(11)          if a fitness center, conference center or other amenity available for use by tenants of the Building is operating within the Project, the pro rata share applicable to the Building (allocated on a per square foot basis among the buildings whose tenants have the right to utilize the amenity in question) of the costs of operating, managing, maintaining and repairing such amenity and the equipment and furnishings therein, including, without limitation, the cost of utilities, janitorial services, supplies, insurance, personal property taxes, rent and amortization (together with reasonable financing charges) of the cost of replacing worn out or obsolete equipment, furniture, or other applicable items, but excluding costs of upfitting the amenity space and the costs of purchasing the equipment and furniture initially installed in the amenity in question; and

(13)          management fees for any real property management or administrative services for the Project not to exceed 4% of gross Building rents received; and

(14)          Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of the Project as would be expected to be paid by a reasonable and prudent operator and manager of a site comparable to the Project.

(b)          Notwithstanding the foregoing, Operating Expenses shall exclude: (1) all amounts which otherwise would be included in Operating Expenses which are actually recovered by Landlord from specific tenants by separate agreement or as a result of any act, omission, default or negligence of such tenant; (2) management fees other than the administrative costs described above; (3) such of the Operating Expenses as are recovered from insurance proceeds; (4) costs of a capital nature not expressly permitted to be included hereunder; (5) executive salaries; (6) all costs billed directly to other tenants of the Project either by Landlord or a third party; (7) costs incurred by Landlord in leasing or procuring new tenants for the Project (including, without limitation, attorneys’ fees, advertising, marketing, and leasing commissions); (8) costs, disbursements and other expenses incurred in negotiations or disputes with other tenants or prospective tenants, including attorneys’ fees in connection therewith; (9) costs incurred in renovating, decorating or improving interior space for tenants or other occupants; (10) depreciation and amortization of costs associated with the Project (except for the amortization of capital improvements and replacements described above); (11) rental payments under any ground lease; (12) costs of correcting any code violations existing prior to the commencement of the term of this Lease; (13) any penalties or interest for late or partial payment and any income, franchise, inheritance, estate, transfer, excise, gift and capital gain taxes, that are or may be payable by Landlord or that may be imposed against Landlord or upon the income or profits of Landlord by reason of any law now in force or hereafter enacted, and any taxes on any building or area within the Project for which some other tenant is liable (14) penalties and other costs resulting from Landlord’s violation of any governmental requirement.

Tenant acknowledges that the Building is a part of the mixed-use Project, which will or may include other improvements and/or use subdivisions thereof and that certain of the cost of management, operation and maintenance of the Project shall, from time to time, be allocated among and shared among the improvements and subdivisions in the Project which benefit therefrom (including the Building). The determination of such cost and their allocation shall be made by Landlord in its sole but reasonable discretion. Accordingly, the term “Operating Expenses” as used in this Lease shall, from time to time, include some cost, expenses and taxes enumerated above which were incurred with respect to and shared among other improvements and/or subdivisions in the Project but which were allocated to and shared by the Building in accordance with the foregoing.

10.           Tenant Taxes; Rent Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall promptly furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

11.           Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord’s Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord’s account by no later than the due date for such payment. Tenant agrees to pay to Landlord two hundred dollars ($200.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of twelve percent (12%) per annum (but in no event in excess of the maximum lawful rate) on the amount due.

12.           Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid within five (5) days after when such Rent is due hereunder, or within ten (10) days after the due date specified in any invoices from Landlord for any other amounts payable hereunder, shall incur a late payment service charge of five percent (5%) of all amounts past due and in addition thereto, if such amounts continue to be outstanding for any notice and cure period hereunder, such amounts shall bear interest at the rate of twelve percent (12%) per annum (but in no event in excess of the maximum lawful rate) from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

13.           Use Rules. The Premises shall be used in a commercially reasonable, clean, first class, and safe manner for general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities, restrictions and covenants of record, and the Rules and Regulations attached hereto as Exhibit “E” and made a part hereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Premises and the Project. Notwithstanding the foregoing, any additions to or revisions of the Rules and Regulations hereafter adopted by Landlord (a) shall be effective only upon prior written notice to Tenant; (b) shall not materially and adversely affect Tenant’s use of the Premises or Common Areas; and (c) shall apply to and be uniformly enforced against all tenants. Tenant shall use commercially reasonable efforts to not do or permit anything to be done in or about the Premises that will unreasonably disturb or create a nuisance with respect to any other tenant of the Building or occupants of neighboring property.

Tenant shall not create or permit any signage or kiosk or any other obstruction to be placed on the exterior of the Building or upon the Common Areas without the prior written consent of Landlord.

In no event shall the Premises be used for the following prohibited purposes without Landlord’s express written advance consent: (i) the commercial sale or distribution of alcoholic beverages; (ii) an adult bookstore, a massage parlor, or a sexually oriented or adult entertainment business, club, or establishment; or (iii) for the selling, marketing, leasing, advertising, displaying, exhibiting or distributing of pornographic materials, products, or media, sexually oriented materials, products, or media, or materials, products or media involving or depicting nudity or sexual, obscene or lewd acts, graphic violence, or drug paraphernalia.

14.	Alterations.

(a)           Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or on the Premises or the Project or any part thereof, or attach any fixtures or equipment thereto (including, but not limited to, exterior signage on the Building or at the Project), without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. At Landlord’s option or request, any such alterations, additions or improvements consented to by Landlord shall be made by Landlord or under Landlord’s supervision for Tenant’s account and Tenant shall reimburse Landlord for all costs thereof (including Landlord’s 5% supervision fee) within ten (10) days after receipt of a statement. Tenant shall obtain Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, with respect to any third-party contractor Tenant desires to engage for the performance of any such work. However, Landlord’s consent shall not be required for non-structural alterations, additions or improvements which in the aggregate do not exceed $50,000.00 in any twelve (12) month period (a “Permitted Alterations”). All work performed by Tenant or its contractor in connection with any improvements shall be in a good and workmanlike manner and subject to and in accordance with all applicable federal, state, county and city building and/or fire department codes, ordinances, laws, and regulations. Any required alterations, improvements, repairs, or remedial work performed in connection with such improvements to meet said codes, ordinances, laws, and regulations shall be performed by Tenant at Tenant’s sole cost and expense. Prior to commencing construction and at all times during construction, Tenant shall cause Tenant’s contractor to obtain and maintain builder’s risk insurance in form, amounts and from carriers reasonably acceptable to Landlord, naming such contractor, Tenant, Landlord, and any mortgagee as additional insureds, as their interests appear. Tenant shall obtain and furnish lien waivers from all mechanics, materialmen and laborers involved in the Tenant alterations and Tenant hereby further agrees to indemnify and hold Landlord harmless from and against any and all mechanics’, materialmen’s and laborers’ liens which may be filed on the basis of any work performed or materials supplied in connection with such work. Tenant shall cause the construction to be performed in a manner that will (i) occur either at times other than customary business operation hours of the Building or at times as otherwise approved in writing by Landlord; and (ii) not interfere with other tenants’ use and occupancy of the Building and the Project, as determined by Landlord in Landlord’s reasonable discretion.

Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, employees, invitees and licensees free and harmless from and against any and all claims, liens, demands, and causes of action of every kind and character, including, without limitation, the amounts of judgments, penalties, interest, court costs and legal fees incurred by Landlord in defense of same, arising in favor of any third person (including employees of any contractor or any subcontractor) on account of taxes, claims, liens, debts, personal injuries, death or damage occurring or in any wise instant to, whether direct or indirect, or in connection with or arising out of such Tenant alterations unless attributable to the gross negligence or willful misconduct of Landlord.

All such alterations, additions and improvements shall become Landlord’s property at the expiration or earlier termination of the Lease Term and shall remain on the Project without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained herein, Tenant shall promptly restore, at its sole cost and expense, the Project to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

With respect to any work performed at any time in connection with alterations, repairs or improvements to the Premises, Tenant’s contractor(s) shall maintain a record of all expenditures that qualify for Qualified Rehabilitation Expenditures as stated by Internal Revenue Code § 47 and commonly associated with Historic Tax Credit eligible projects (“QRE”). Notwithstanding any provision herein to the contrary, Tenant shall not make or allow any alterations or improvements by its contractors to the exterior of the Building or the historic elements of the Premises without Landlord’s express and specific written consent. Notwithstanding any provision to the contrary, to the extent allowed by applicable law and agreements governing the historic tax credit incentives or benefits with respect to the Premises, no such benefit received by Landlord during the Term with respect to the Premises shall be passed through as a credit to Tenant in any manner.

15.	Maintenance; Repairs.

(a)              Except as otherwise required of Tenant, Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the structural portions of the Building, exterior walls, roof and roof membrane of the Building, the Parking Facility, the base Building mechanical (including repair and replacement of the HVAC system servicing the Premises), electrical, and plumbing and sewer systems, the Common Areas, and the public areas and the landscaped areas of the Project, the cost of all of which shall be passed through to Tenant as Operating Expenses subject to the terms hereof. Notwithstanding any provision to the contrary, the cost of any repairs or maintenance necessitated by the intentional acts or negligence of Tenant or its directors, officers, partners, members, shareholders, representatives, agents, contractors, employees, servants, invitees, patrons, guests, visitors, licensees, subtenants, assignees, and any other party for whom Tenant is or shall become liable or responsible (each and together herein referred to as “Tenant’s Agents”), shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Premises except as set forth herein to the extent necessary for safety and tenantability. Notwithstanding any provision to the contrary, Landlord shall not be responsible to make any such repairs or replacement or to perform any maintenance unless and until Tenant delivers to Landlord a reasonably detailed written notice of the reasonable need therefor, nor shall Landlord be deemed to have breached this Lease, or in default hereunder, or liable for any damages arising from the failure to make any such repairs or replacement or to perform any maintenance unless such failure shall persist for more than thirty (30) days following Landlord’s receipt from Tenant of a reasonably detailed written notice of the reasonable need therefor, or unless Landlord has failed to commence such repair or replacement or maintenance within such 30-day period and thereafter complete the same within a reasonable period of time if the nature thereof is such that more than 30 days is needed therefor. Tenant shall promptly give Landlord written notice of any need for such repair or replacement or maintenance and any damage to the Premises requiring services by Landlord.

(b)           Unless otherwise provided by Landlord, Tenant covenants and agrees that it will, at its own expense, take good care of the Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear, including but not limited to, windows, glass and plate glass, doors, awnings, interior walls and finish work, floors and floor coverings, and shall permit no waste. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly set forth in this Lease. Tenant shall not block or cover any of the heating, ventilation or air-conditioning ducts in the Premises. Tenant shall immediately report to Landlord: (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold or mildew in the Premises; and (iii) any failure or malfunction in the heating, ventilation and air conditioning system serving the Premises. Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements, including, but not limited to, the requirements of the Disabilities Acts (defined below), to the extent applicable or relating to the use, occupancy or condition of the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (A) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (B) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by Tenant’s use of the Premises or as a result of any alterations or additions, including any initial tenant improvement work made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). As used in this Lease, “Tenant Party” means any of the following persons and entities: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

(c)          Tenant shall be responsible for stopped-up drains where such stoppage is caused by the introduction from within the Premises of foreign objects not intended for disposal in such drains. If Landlord shall repair such drains, Tenant shall reimburse Landlord, as Additional Rent, for the costs of such repairs, together with the costs of any repairs or damage to the Premises or the Building and to the property of other tenants or Landlord which results from such stoppage.

(d)          All work performed by Tenant in connection with any repairs shall be in a good and workmanlike manner and subject to and in accordance with all applicable federal, state, county and city building and/or fire department codes, ordinances, laws, and regulations. Tenant shall obtain Landlord’s prior written consent, which shall not be unreasonably withheld, with respect to any third-party contractor Tenant desires to engage for the performance of any such maintenance or repair work within or about the Premises.

16.           Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit “D” attached hereto and by reference made a part hereof. Except as otherwise provided herein, the cost or reasonable cost allocation of all such Building Standard Services shall be included in Operating Expenses. Any services requested or required to be supplied to Tenant in excess of the Building Standard Services, including, but not limited to, the design, installation, consumption, metering, billing, and maintenance of additional electrical equipment and facilities, shall be at Tenant’s sole cost and expense and shall be paid for by Tenant promptly upon invoice therefor, which invoice may include Landlord’s costs and a fee of fifteen percent (15%) for such provision. Except as may be expressly provided elsewhere in this Lease, nothing herein shall be deemed to require Landlord to provide to Tenant any services in excess of the Building Standard Services.

17.           Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of Tenant’s interest in the improvements and betterments to the Premises installed by or on behalf of Tenant, including, but not limited to, initial improvements installed by Landlord or Tenant and Tenant’s its furniture, fixtures, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Premises, together with the value of the improvements to the Premises other than the initial Leasehold Improvements (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and worker’s compensation insurance as required by applicable law, and, business interruption insurance with limits of liability representing loss of at least twelve (12) months of Rent. Said insurance shall be in amounts equal to the full replacement cost, subject to deductible amounts reasonably satisfactory to Landlord and payable by Tenant, with Landlord and its designees named as additional insureds and with loss payable to Tenant and Landlord as their interests may appear, providing protection against all perils generally included in the classification of fire and extended insurance coverage, together with insurance against vandalism and malicious mischief, plus business interruption insurance (including rent loss) respecting Tenant’s business conducted from the Premises in an amount reasonably satisfactory to Landlord.

Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for personal or bodily injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or any of Tenant’s Agents in the Premises, or other portions of the Building or the Project, the limits of such policy or policies to apply on a per-location basis and be in combined single limits for both damage to property and personal or bodily injury and in amounts not less than one million dollars ($1,000,000.00) per occurrence and subject to annual aggregate limits of not less than two million dollars ($2,000,000.00). Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance.

Tenant shall also procure at its expense and maintain throughout the Lease Term auto liability insurance for owned, hired or non-owned vehicles with a limit of liability of not less than one million dollars ($1,000,000) combined single limit for bodily injury and property damage.

Tenant shall also procure at its expense and maintain throughout the Lease Term any other form of insurance or any changes or endorsements to the insurance required herein as Landlord or any mortgagee or lessor of Landlord may reasonably require from time to time, in form or in amount.

All insurance policies procured and maintained by Tenant are to apply as primary and non-contributory coverage not supplemental to any insurance Landlord may carry. With the exception of Workers Compensation, all insurance policies pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured with a waiver of subrogation in their favor, and shall be carried with companies licensed to do business in the State of Alabama having a rating from Best’s Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

Landlord shall maintain property damage and public liability insurance against such perils and in such amounts as are consistent with coverage which is now, or may in the future be, considered prudent and is customarily carried for similar income producing property situated in the same general geographic area as the Building or which any mortgagee or creditor of Landlord requires Landlord to carry, including without limitation, casualty insurance for the Building in the amount of its full replacement value (but such insurance may exclude improvements and property required to be insured by Tenant pursuant to this Lease). The named insured on all policies of insurance maintained by Landlord shall be Landlord and, if required, any mortgagee or creditor of Landlord. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its members and/or their respective related or affiliated entities so long as such blanket policies provide insurance at all times for the Project as required by this Lease. The cost or reasonable cost allocation of all such insurance maintained by Landlord shall be included in Operating Expenses.

18.           Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

19.	Default.

(a)           The following acts, events or conditions shall be deemed to be events of default by Tenant under this Lease:

(i)              Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof when due and such failure shall continue beyond ten (10) days following written notice of such failure by Landlord to Tenant;

(ii)             Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

(iii)            the rejection by Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, of this Lease under 11 U.S.C. § 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. § 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any kind to Tenant, effective on the later of: (1) the date Tenant vacates the Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant’s bankruptcy case enters an order on its docket authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. § 365(d)(4);

(iv)            a proceeding is commenced against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after the commencement thereof;

(v)             a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant;

(vi)           Tenant shall fail to take possession of and initially occupy the Premises as provided in this Lease;

(vii)           Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Project and such lien is not removed or discharged within thirty (30) days after the filing thereof;

(viii)          Tenant shall fail to comply with any other term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant (unless the default involves a condition dangerous to person or property, or which will become worse if no immediate action is taken to cure such default, in which event such default shall be cured by Tenant forthwith upon Landlord’s demand); provided, however, that if such failure is of the nature that it reasonably cannot be cured within said thirty (30) days, such cure period shall be extended for an additional period necessary to complete said cure (but in no event longer than an additional ninety (90) days), provided that (i) Tenant shall commence to cure such failure within the initial thirty (30) days, and (ii) thereafter shall diligently and in good faith to prosecute said cure to completion.

(b)          Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(i)               terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, without, except in cases of Landlord’s gross negligence or willful misconduct, being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

(ii)             terminate Tenant’s right of possession, without terminating this Lease, and enter upon and take possession of the Premises as Tenant’s agent and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise (including issuance of a writ of possession in favor of Landlord), without thereby releasing Tenant from any liability hereunder (it being agreed by Tenant that Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord; in the event that the foregoing provision is in derogation of the common law, Tenant acknowledges and agrees that it is the intent of the parties hereto to allow Landlord to collect future Rent in derogation of the common law), without terminating this Lease, and without being liable for prosecution or any claim of damages therefor, and if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary or desired to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re-letting, and Tenant shall be liable for Landlord’s damages and expenses in redecorating and restoring the Premises and all costs incident to such re-letting, including broker’s commissions and lease assumptions. In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of the Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord. Landlord’s inability to relet the Premises or to make such alterations, redecorations and repairs as set forth in this paragraph shall not release or affect Tenant’s liability for Rent or for damages; or

(iii)           enter upon the Premises without being liable for prosecution or any claim of damages therefor and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorney’s fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.

(iv)            If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the amount of Base Rent which would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated and (y) the then fair market rental value of the Premises for the remainder of the Lease Term (the “Fair Market Rental Value”) determined in accordance with provisions (A) through (E) below. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord’s address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are difficult to ascertain and that the amount set forth above is a reasonable estimate thereof). For the purposes of this subsection (iv), Fair Market Rental Value shall be determined as follows:

(A)            Landlord shall send Landlord’s Appraiser Notice to Tenant designating the name of Landlord’s Appraiser.

(B)            Within five (5) days of receipt of Landlord’s Appraiser Notice, Tenant shall notify Landlord of either (a) Tenant’s acceptance of Landlord’s Appraiser; or (b) the name of Tenant’s Appraiser. If Tenant fails to so notify Landlord, Tenant shall be deemed to have accepted Landlord’s Appraiser.

(C)            If Tenant accepts Landlord’s Appraiser, the Fair Market Rental Value shall be determined by Landlord’s Appraiser within fifteen (15) days of Landlord’s Appraiser Notice.

(D)            If Tenant does not accept Landlord’s Appraiser, within fifteen (15) days of Landlord’s Appraiser Notice, Landlord’s Appraiser and Tenant’s Appraiser shall each (i) state what they believe the Fair Market Rental Value to be, and (ii) select an independent third party Appraiser, and within five (5) days after receipt of the determination of such Fair Market Rental Value from both Landlord’s Appraiser and Tenant’s Appraiser, the third Appraiser shall select the one (1) of the two (2) rates set by Landlord’s Appraiser and Tenant’s Appraiser that is closer to the Appraiser’s opinion of the Fair Market Rental Value as the Fair Market Rental Value for the purposes of this subsection (iv).

(E)            The Tenant shall bear the cost of the Appraisers.

(c)           Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord’s attorneys.

(d)           Upon the occurrence of any event of default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney’s fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Premises into the condition as required of Tenant upon surrender hereunder, (iv) if Tenant is dispossessed of, or vacates or abandons, the Premises and this Lease is not terminated, reletting all or any part of the Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing its rights, remedies, and recourses arising out of the default. Landlord’s rights and remedies under this Article 19(d) shall be in addition to the rights and remedies of Landlord set forth in this Article 19 or elsewhere in this Lease, and/or which may otherwise be available to Landlord at law or in equity.

20.           Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

21.	Assignment and Subletting.

(a)          Except as expressly provided herein, Tenant shall not, without the prior written consent of Landlord (such consent not to be unreasonably withheld), assign this Lease or any interest herein or in the Premises, or mortgage, pledge, encumber, hypothecate or grant any license or concession or otherwise transfer or sublet the Premises or any part thereof or permit the use of the Premises by any party other than Tenant. Consent by Landlord to one or more such transfers or subleases shall not waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Landlord be deemed to have unreasonably withheld consent to any such proposed transfer for the following reasons, and in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party, (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, (ii) if the proposed assignment or subletting would be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iii) if such proposed assignee or subtenant is an existing tenant of the Building, (iv) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) applicable to the Building or Project, (v) if the effective rental rate under such assignment or subletting would be less than the effective rental rate then being offered by Landlord for vacant space in the Building, or (vi) if the creditworthiness of the proposed transferee or subtenant does not meet the same criteria Landlord uses to select comparable Building tenants as determined in Landlord’s commercially reasonable opinion. Sublessees or transferees of the Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. In any event, with respect to any assignment, sublease, transfer or hypothecation, unless otherwise agreed by Landlord in writing, Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein. If Tenant is a partnership, professional association or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling interest in Tenant or having the power to manage the business of Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions.

(b)          As a condition to considering any request for consent to an assignment or sublease, Tenant shall submit a written request (“Request to Assign”) to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such an assignment or sublease. Tenant’s Request to Assign shall specify all of the terms of said proposed sublease or assignment, including the proposed effective date thereof, as well as the name and address of each proposed subtenant or assignee. Landlord may require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. Landlord shall then have a period of thirty (30) days following receipt of Tenant’s Request to Assign within which to notify Tenant in writing whether Landlord elects to: (i) cancel and terminate this Lease as to the space so affected as of the proposed effective date so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space first accruing from and after such termination; (ii) permit Tenant to assign this Lease or sublet such space for the duration specified by Tenant in its notice; or (iii) reject the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. If Landlord elects option (i) above, Tenant shall have fifteen (15) days following receipt of such election notice to rescind its Request to Assign, in which event this Lease shall remain in full force and effect as to the entire Premises. Tenant shall pay to Landlord a fee of $2,500.00 to cover Landlord’s accounting costs and legal fees incurred by Landlord as a result of reviewing the proposed assignment or sublease. Landlord may require an additional security deposit or other form of credit enhancement acceptable to Landlord (including, by way of example and not in limitation, an irrevocable letter of credit, personal guaranties or other collateral in such form and amounts as may be acceptable to Landlord) as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional Rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant’s proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord’s sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

(c)         If Landlord exercises its right as of the effective date of such assignment, sublease or other transaction to cancel and terminate this Lease as set forth in subparagraph (b) above, Landlord shall not be obligated to pay any costs with respect to demising the space or any consideration to effect such cancellation as to the portion of the Premises and Lease Term with respect to which Landlord has been requested to permit such assignment, sublease or other transaction; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Premises and for the term proposed to be assigned or subleased, then the Base Rental and other charges payable hereunder shall thereafter be proportionally reduced.

(d)         Notwithstanding anything contained in this Lease to the contrary, if Tenant assigns this Lease or sublets the Premises in contravention hereof, or if Tenant otherwise, by operation of law, ceases to be the sole occupant of the Premises without the consent of Landlord, the same shall be deemed a material default of Tenant. Occupancy or possession of the Premises shall cause said unapproved assignee, sublessee, or occupant to be liable directly to Landlord for all amounts chargeable under this Lease, without the granting thereto of a right of possession of the Premises. Acceptance by Landlord of any Rent payable hereunder made by anyone other than Tenant as named herein shall under no circumstances in and of itself be deemed an approval by Landlord of any assignment or subletting not in compliance herewith.

(e)           Notwithstanding anything contained in this Lease to the contrary, Tenant may assign its entire interest under this Lease or sublet all of the Premises to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord (collectively, a “Permitted Transferee”), provided that all of the following conditions are satisfied (a “Permitted Transfer): (1) no uncured Event of Default then exists under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor shall have a tangible net worth which is at least equal to Tenant’s tangible net worth at the Effective Date of this Lease; (4) no portion of the Building or Premises would likely become subject to additional or different laws as a consequence of the proposed Permitted Transfer; (5) such Permitted Transferee’s use of the Premises shall not conflict with the permitted use; (6) Tenant will not be released if Tenant exists as a separate legal entity following the transfer; and (7) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer, along with all applicable documentation and other reasonable information necessary for Landlord to determine that the requirements of this Article 22(e) have been satisfied..

22.           Destruction. Should the Building, Premises or any portion of the Premises material to Tenant’s use of the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the opinion of Landlord’s architect (the “Opinion”), be completed within one hundred eighty (180) days from the date of the fire, or other cause of damage, then either Landlord or, if the casualty is not the fault of Tenant, Tenant may terminate this Lease by written notice to the other given within fifteen (15) days of receipt of notice of the Opinion, in which event Rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees, subject to the provisions of this paragraph, to make such repairs with reasonable promptness and dispatch and, if the casualty is not the fault of Tenant, to allow Tenant an abatement in the Rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. Repairs and restoration to base Building improvements required by this Lease to be furnished by Landlord at its expense shall be made at Landlord’s expense. Such repairs and restoration relating to Tenant’s initial leasehold improvements or improvements otherwise made by or for Tenant shall be made at Tenant’s expense in accordance with plans and specifications approved by Landlord and Tenant. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant; nor shall Landlord have any obligation to incur any cost to repair, reconstruct or restore the Premises or the Building in excess of insurance proceeds from the casualty necessitating such work that are made available to Landlord and under its sole control. Notwithstanding anything to the contrary, either party may terminate this Lease in the event that Landlord maintained all casualty insurance in full compliance with the requirements of this Lease, the insurance proceeds made available to Landlord are insufficient to repair, reconstruct or restore the Premises or the Building in accordance with the terms hereof and Landlord does not intend to repair or restore the Premises as a result, by giving written notice to the other within thirty (30) days following the date of Tenant receiving notice of such determination by Landlord. Notwithstanding anything to the contrary, if the Building is substantially damaged or destroyed by Casualty at any time during the last year of the Lease Term, and Landlord elects not to rebuild and restore the leasehold improvements in the Premises for Tenant, then Landlord may terminate this Lease upon notice to Tenant within sixty (60) days after the damage date provided that if Landlord exercises such election to terminate and Tenant has any unexercised option to extend the Lease Term, then Tenant may nullify Landlord’s asserted termination of this Lease by exercising Tenant’s right to extend the Lease Term, for the Renewal Term within thirty (30) days after receipt of Landlord’s notice of termination. Also, notwithstanding anything in this Article 22 to the contrary, if either the Premises is damaged or destroyed by casualty, or if any portion of the Building or Project other than the Premises (including the Parking Facility) is damaged or destroyed by casualty so that Tenant’s use or enjoyment of or access to the Premises, the Building or access to and the use of the Parking Facility is adversely affected, and such casualty occurs during the last year of the Lease Term, Tenant may terminate this Lease upon notice to Landlord within sixty (60) days after the damage date, provided that Tenant reasonably determines that the continuation of this Lease is impracticable giving due consideration to the Lease Term which would remain after restoration.

23.	Eminent Domain.

(a)           If all or part of the Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to impair Tenant’s use of the balance of the Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord’s sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b)          If this Lease is terminated under the provisions of this Article 23, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant’s expense (and not with the proceeds of an allowance provided by Landlord), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below, provided, however, that no such claim shall diminish or adversely affect Landlord’s award.

(c)          If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 23, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

(d)          All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant’s expense, provided, however, that no such claim shall diminish or adversely affect Landlord’s award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

(e)          Notwithstanding anything to the contrary contained in this Article 23, if, during the Lease Term, the use or occupancy of any part of the Building or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Lease Term.

24.           Landlord’s Right of Entry. Landlord and its agents, employees and independent contractors shall have the right upon twenty-four (24) hours’ notice (except in the event of an emergency) to enter the Premises at reasonable hours to inspect, test and examine the same (including, without limitation, air quality audits), to make repairs, additions, alterations, and improvements, to exhibit the Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

25.           Broker. Any leasing commission payable from Landlord by virtue of this Lease shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified herein) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that (except with respect to any Broker[s] identified herein) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorney’s fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified in Article 1[o] hereinabove) claiming to have dealt with Tenant, whether or not such claim is meritorious.

26.           Time. Time is of the essence of this Lease with respect to the performance of all obligations under this Lease. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the designated period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday on which national banks located in the State where the Premises is located are obligated or authorized to close their regular banking business, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Central Time.

27.	Subordination and Attornment.

(a)          Subject to the satisfaction of all of the terms and provisions of Article 27(e) below, Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any and all applicable laws, ordinances, rules and regulations of governmental authorities, restrictions and covenants of record, and ground or underlying lease, which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements thereof, and to any replacements and substitutions thereof, provided, so long as Tenant is not in default beyond any cure periods contained herein, any successor-in-interest to Landlord under this Lease shall recognize Tenant’s rights as a Tenant under this Lease. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Upon request of any party in interest, Tenant shall execute promptly (but in any event within ten (10) days of request therefor) such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any ground lessor or mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant’s name, place and stead, to subordinate Tenant’s interest under this Lease to the applicable ground or underlying lease or the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such ground or underlying lease or mortgage. If any mortgagee or any lessor under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be.

(b)          The term “mortgage”, as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien or security title in connection with any other method of financing or refinancing. The term “mortgagee”, as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

(c)          In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called “such person”), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease thereafter made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) liable for any act or omission of any prior landlord (including Landlord); or (iv) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person.

(d)          Tenant shall send to each mortgagee (after receipt of notification of the identity of such mortgagee and the mailing address thereof) copies of all notices of default that Tenant sends to Landlord; such notices to said mortgagee shall be sent concurrently with the sending of such notices to Landlord and in the same manner as notices are required to be sent pursuant to this Lease. Tenant will accept performance of any provision of this Lease by such mortgagee as performance by, and with the same force and effect as though performed by Landlord, provided that in no instance shall such mortgagee be under any obligation to so perform. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and to each such mortgagee, and (b) a period of time for remedying such act or omission elapses that is equal to the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy.

(e)          Landlord shall obtain and deliver to Tenant, within twenty (20) business days following the Effective Date of this Lease, a subordination, non-disturbance, and attornment agreement in the form of Exhibit “G” from the holder of the current mortgage encumbering the Project ; provided, however, that (i) if Landlord fails to deliver such subordination, non-disturbance, and attornment agreement to Tenant within twenty (20) business days following the Effective Date, then, as Tenant’s sole and exclusive remedy therefor, Tenant shall have the right, at its option, to terminate this Lease by written notice delivered to Landlord before the earlier to occur of (1) the date on which Landlord actually delivers such subordination, non-disturbance, and attornment agreement to Tenant, and (2) the date that is thirty (30) business days following the Effective Date (time being of the essence with respect to Tenant’s exercise thereof). Tenant’s obligation to subordinate this Lease to any future mortgage encumbering the Project is conditioned upon the holder of such future mortgage providing to Tenant a subordination, non-disturbance, and attornment agreement in the form of Exhibit “G” , and Tenant agrees to execute and deliver, within ten (10) days after Landlord’s written request, such a subordination, non-disturbance, and attornment agreement.

28.           Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord’s interest in, or purchaser of, the Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); certifying that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which Rent and other charges have been paid; and certifying that to Tenant’s knowledge there are no events of default or events or conditions which, with the giving of notice or passage of time, would be an event of default under this Lease, or stating those claimed by Tenant. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

29.           No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord.

30.           Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

31.           Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord’s written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly Base Rent rate shall be at 150% the amount of Base Rent rate payable for the last full calendar month of the Lease Term.

32.           Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. Tenant shall remove all personalty and equipment not attached to the Premises which it has placed upon the Premises or the Project and repair any damage caused by such removal, and Tenant shall restore the Premises or Project, as applicable, to the condition immediately preceding the time of placement thereof. At Landlord’s option, Tenant shall also be responsible for removing all wires and cables installed by Tenant in the Premises and other portions of the Building to serve Tenant’s telecommunications and computer systems in the Premises, and the removal of such wires and cables shall be effected by Tenant without damage to the Building and without interference with the business or operations of Landlord or any other tenant of the Building. If Tenant shall fail or refuse to remove all of Tenant’s effects, personalty and equipment from the Premises and the Building upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

33.           Notices. All notices, statements, demands, consents, approvals or authorizations (collectively hereinafter referred to as notices) required or permitted hereunder by either party hereto to the other party shall be in writing and shall be deemed to have been duly given upon (a) actual delivery, if delivered by personal delivery, or (b) one (1) business day after deposit with an overnight courier service for next business day delivery, with postage or other delivery charges prepaid or (c) actual delivery if transmitted electronically during normal business hours (8:00 a.m.-5:00 p.m. CT), provided, however, that the same notice is also deposited on the same day with an overnight courier for next business day delivery (and provided, further, if the day such notice shall be deemed to have been given and received as aforesaid is not a business day (or if delivery is made after 5:00 p.m. (CT) on any business day), such notice, request, demand, or communication shall be deemed to have been given and received on the next business day), with postage or other delivery charges prepaid to such address provided in Article 1 hereof. Either party may, by like notice, at any time and from time to time, designate a different address to which notices shall be sent. Notwithstanding any provision to the contrary, Tenant hereby agrees that Landlord shall have the right, in full satisfaction of Landlord’s notice delivery obligations hereunder, to deliver any and all notices required under this Lease, to the person in charge of the Premises at the time said notice is given or occupying said Premises at said time; and, if no person is in charge of or occupying the said Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Premises.

34.           Damage or Theft of Personal Property. All personal property brought into Premises by Tenant, or Tenant’s employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

35.           Landlord’s Lien. In addition to any statutory lien, Landlord is hereby granted and shall have, at all times, a valid security interest under the Uniform Commercial Code of Alabama to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated within the Premises, and all proceeds thereof (except property as removed from the Premises in the ordinary course of Tenant’s business prior to Landlord’s exercise of any such rights in said security). Tenant shall not allow such property to be removed therefrom without the prior written consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due or to accrue and become due under this Lease to Landlord shall first have been paid and discharged and all of the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property situated within the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least ten (10) days before the time of any sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Article. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies immediately. Landlord shall have all of the rights and remedies of a secured party under the Alabama Uniform Commercial Code and upon request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in such form sufficient to perfect the security interest created herein under the provisions of the Alabama Uniform Commercial Code, or Landlord may file this Lease or a copy hereof as a financing statement or Landlord may file a financing statement. The statutory lien for rent is not hereby waived; on the contrary, the security interest herein granted shall be in addition to and supplementary of said statutory lien. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Alabama.

36.           Parties. The term “Landlord”, as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord’s interest in the Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Premises. The term “Tenant” shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant’s assignees and sublessees, if this Lease shall be validly assigned or the Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord’s right to transfer or assign Landlord’s interest in and to the Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Premises, Landlord’s obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord’s assignee or transferee for performance thereof.

37.	Liability of Tenant .

Subject to Article 18 hereof, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, reasonable attorney’s fees, incurred by Landlord or imposed on Landlord by any person whomsoever, (a) caused in whole or in part by, due to, occasioned by, or directly or indirectly related to any act or omission of Tenant, or any of Tenant’s Agents, (b) resulting or arising from or connected with injury or damage to person or property that occurs in or about the Premises, (c) otherwise occurring in connection with any use of the Premises by Tenant or any of Tenant’s Agents or any breach, default, violation or nonperformance of any term, provision, covenant or condition on the part of Tenant or any of Tenant’s Agents hereunder, or (d) any violation by Tenant or Tenant’s Agents of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations. Except as may be provided in Article 18 above, the provisions of this Article 37(a) shall not apply to damages arising out of bodily injury to persons or damage to property caused by or resulting from the gross negligence or willful misconduct of Landlord, the property manager for the Project or their respective agents, employees or contractors. The provisions of this Article 37 shall survive any termination of this Lease.

38.	Intentionally Omitted .

39.	Intentionally Omitted .

40.           Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, act of God, governmental order, epidemic, pandemic, or any other cause beyond a party’s control (collectively “force majeure”) resulting in the Landlord’s inability to supply the services or perform the other obligations required of Landlord hereunder, Landlord’s performance shall be excused for a period equal to such delay this Lease shall not terminate as a result thereof, and Tenant’s obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant’s obligation to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant’s performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

41.	LANDLORD’S LIABILITY; LANDLORD DEFAULT .

(a)          LANDLORD’S MEMBERS, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL HAVE NO PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IF LANDLORD IS IN DEFAULT WITH RESPECT TO ITS OBLIGATIONS UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN AND TO THE BUILDING FOR SATISFACTION OF TENANT’S REMEDIES, IF ANY. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD’S LIABILITY UNDER THE TERMS OF THIS LEASE SHALL IN NO EVENT EXCEED THE AMOUNT OF ITS INTEREST IN AND TO SAID BUILDING. IN NO EVENT SHALL ANY PARTNER OF LANDLORD NOR ANY MEMBER OR JOINT VENTURER IN LANDLORD, NOR ANY OFFICER, DIRECTOR OR SHAREHOLDER OF LANDLORD OR ANY SUCH PARTNER, MEMBER OR JOINT VENTURER OF LANDLORD BE PERSONALLY LIABLE WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LANDLORD SHALL NOT HAVE ANY LIABILITY TO TENANT FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOSSES, OR FOR ANY CLAIMS TO THE EXTENT TENANT IS INSURED OR REQUIRED UNDER THIS LEASE TO BE INSURED THEREFOR.

(b)          An event of default by Landlord shall occur if Landlord fails to perform any obligation under this Lease that materially interferes with Tenant’s use of the Premises (a “Landlord Default”), and such failure shall continue for thirty (30) days after written notice thereof is delivered to Landlord (unless such failure is not reasonably capable of being cured in such thirty (30) day period, in which event no Landlord Default shall be deemed to have of occurred if Landlord commences such cure within such thirty (30) day period, and thereafter diligently pursues such cure to completion). Tenant’s sole and exclusive remedies for a Landlord Default shall be (i) an action for damages limited to Tenant’s direct, out-of-pocket losses, (ii) pursuit of any rights and remedies expressly set forth in this Lease, and (iii) an action seeking specific performance, injunctive or other similar equitable relief. Except as set forth in Article 41(c) below, Tenant acknowledges and agrees that the remedies provided by this Article 41(b) and in Article 41(c) are exclusive, and Tenant hereby irrevocably and unconditionally waives any and all other remedies, at law or in equity, including, without limitation, any action to terminate this Lease or any action that would or could create a lien on the Project or any portion thereof.

(c)          Notwithstanding anything provided herein to the contrary, if a Landlord Default occurs that is a Self-Help Event (as hereinafter defined), the provisions of this Article 41(c) shall apply.

(i)           If a Landlord Default that is a Self-Help Event occurs as provided above, then Tenant shall have the right, but not the obligation, to cure such Landlord Default as more particularly described below after giving an additional written notice (the “Second Notice”) to Landlord. If, after receipt of the Second Notice, such Landlord Default remains uncured for an additional seven (7) Business Days after Landlord’s receipt of the Second Notice, and provided that the Second Notice conspicuously states in bold, uppercase typeface on the outside of the envelope containing the same: “THIS IS A SECOND REQUEST. IF YOU DO NOT CURE THE REFERENCED LANDLORD DEFAULT WITHIN SEVEN BUSINESS DAYS AFTER THE GIVING OF THIS SECOND REQUEST, THEN TENANT MAY EXERCISE ITS RIGHT OF SELF-HELP WITH RESPECT TO SAME,” then, provided no Event of Default by Tenant then exists, Tenant may perform such obligation in good and workmanlike manner and compliance with all laws and this Lease. Thereafter, Landlord shall pay to Tenant the reasonable and documented out-of-pocket costs actually incurred by Tenant to cure such default within thirty (30) days following receipt by Landlord of the paid invoices therefor. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from Tenant’s exercise of such self-help rights in accordance with Tenant’s indemnity contained in Article 14 hereof. A “Self-Help Event” means any Landlord Default that renders all or a portion of the Premises Untenantable. The term “Untenantable” shall mean that Tenant is actually unable to use and does not use the Premises for the normal conduct of its business.

(ii)          Notwithstanding anything to the contrary set forth above in this Article 41(c), the foregoing time periods shall not be applicable in an Emergency, in which event Tenant shall provide prior oral notice to Landlord and Landlord’s property manager and the opportunity for Landlord or its property manager to cure, as may be practicable under the circumstances. For purposes of this Article 41(c), an “Emergency” shall mean an imminent threat within the Premises (A) to the life or safety of any person; (B) to the structural integrity thereof; or (C) of water damage to a portion of Tenant’s property that is not de minimus or immaterial in nature.

(iii)           In the event of a Self-Help Event, Tenant shall use only those contractors used by Landlord unless (A) Landlord does not timely provide to Tenant a list of Landlord’s contractors and their contact information; or (B) Landlord’s contractors are unwilling or unable to perform the required work. If (A) or (B) applies, Tenant may utilize the services of any other qualified contractor that normally and regularly performs similar work employing a first-class manner consistent with other office buildings of the same class located in Birmingham, Alabama. In no event shall Tenant have the right to perform any work outside of the Premises or that affects any Building system or the structure of the Building.

42.           Landlord’s Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

43.	Intentionally Omitted .

44.           Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored in lawful amounts as a consequence of using the Premises for general office and administrative purposes. Tenant shall immediately deliver to Landlord complete copies of all notices, demands, or other communications received by Tenant from any governmental authority or any other third-party regarding any alleged or potential violations of any Environmental Laws (defined below) or otherwise asserting the existence or potential existence of any condition or activity on or about the Premises which is or could be dangerous to life, limb, property, or the environment. Without limiting the foregoing, if the presence or need for remediation of any Hazardous Substances on or about the Premises is caused by Tenant or its contractors, agents, customers or invitees, Tenant shall immediately notify Landlord in writing thereof and, upon Landlord’s reasonable demand, promptly take all actions, at no cost or expense to Landlord, as are necessary to remediate such condition and/or to return the Premises to the condition existing prior to the introduction of any such Hazardous Substances, provided that Landlord’s approval of such action shall first be obtained. Promptly upon receipt of Landlord’s request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Premises. Tenant also agrees to cooperate with Landlord and to provide access by Landlord and Landlord’s representatives to any Tenant’s records with respect to the Premises relating to any assessment of the environmental condition of the Premises and the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Premises. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney’s fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney’s fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act [“CERCLA”], or any other Environmental Law) to the extent attributable to Tenant’s violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

“Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively “Environmental Laws”).

45.           Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

46.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

47.           Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect with respect to the subject matter contemplated hereby. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

48.           Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

49.           Attorneys’ Fees. If Landlord uses the services of any attorney in order to secure compliance with any provisions of this Lease, to recover damages for any breach or default of any provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorney’s fees and expenses so incurred by Landlord. If any action at law or equity is commenced between the parties hereto, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs in connection with such action.

50.           Governing Law. The laws of the State of Alabama shall govern the validity, performance and enforcement of this Lease, without regard to its conflict of laws principles.

51.           Special Stipulations. The special stipulations attached hereto as Exhibit “F” are hereby incorporated herein by this reference as though fully set forth (if none, so state).

52.           Authority. Each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is fully authorized and qualified to do business in the State in which the Premises are located, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to sign on behalf of the Tenant. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant’s compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Premises is located, to permit the issuance of necessary permits and certificates for Tenant’s use and occupancy of the Premises.

53.           Financial Statements. Upon Landlord’s written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord financial statements with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

54.           Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

55.	Parking.

(a)           Parking Spaces. Subject to the terms hereof, Tenant shall have the right to use the parking facility, if any, located at the Project that Landlord provides or controls for servicing of the Building (the “Parking Facility”). Any such unreserved parking shall be at additional cost to Tenant at market rate. Reserved parking spaces, if any are made available by Landlord’s manager, shall be provided at then-current market rates applicable to the Parking Facility. Landlord shall have the right to adopt and enforce a nondiscriminatory, uniform policy and/or validation system for the Parking Facility.

(b)           Liability of Landlord. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Parking Facility as provided herein shall be at the sole risk of Tenant and its employees.

(c)           Parking Regulations. Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Facility, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Tenant expressly agrees that Landlord shall have the right to tow motor vehicles of Tenant and its employees, agents, guests, and visitors, which are parked in violation of Landlord’s Parking Facility regulations upon prior notice to Tenant. A violation of such parking regulations shall entitle Landlord to revoke the parking privileges of the offending party, in addition to other rights and remedies available to Landlord.

(d)           Auto Storage. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(e)           Temporary Closures. Landlord shall have the right upon twenty-four (24) hours’ written notice to Tenant to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

56.           Patriot Act. Tenant represents and warrants to Landlord that Tenant is not, and is not acting, directly or indirectly, for or on behalf of, any person or entity named as a “specially designated national and blocked person” (as defined in Presidential Executive Order 13224) on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control, and that Tenant is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity. Tenant also represents and warrants to Landlord that neither Tenant nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorney’s fees and costs) arising from or related to any breach of the foregoing representations and warranties by Tenant.

57.           Waiver of Trial by Jury. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

58.           Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Each party agrees that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical, or electronic reproduction, then such signature shall be as enforceable, valid, and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory. The parties hereto further agree to be bound by all terms and provisions of this Lease, including, without limitation, all exhibits and amendments, which are made a part hereof.

59.           Confidential. Tenant agrees, on behalf of Tenant, and Tenant’s employees, agents, contractors, consultants, partners, affiliates, assignees and subtenants, not to disclose the terms of this Lease or the results of any audit of Landlord’s books and records under this Lease to any third party except (i) accounting, legal or tax counsel to Tenant on a confidential basis, (ii) insurance agents, bank officers or financial advisers of Tenant on a confidential basis, (iii) any prospective assignee of Tenant’s interest in this Lease or any prospective subtenant of Tenant relative to the Premises (or any portion thereof) on a confidential basis, (iv) as required by applicable law or by subpoena or other similar legal process, or (v) for financial reporting purposes.

[signatures are on the next page]

IN WITNESS WHEREOF, the parties have hereunto executed this Lease as of the day, month and year first above written.

LANDLORD: JOHN HAND, LLC

By:	/s/ Bill Smith
Name:	Bill Smith

Title:	Manager

Witness:	/s/ Rosemary Chassen

Printed Name:	Rosemary Chassen

Date:	1/6/2025

TENANT: COMMERCEONE BANK

By:	/s/ Kenneth Till
Name:	Kenneth Till

Title:	CEO

Witness:	/s/ Jenny Britain

Printed Name:	Jenny Britain

Date:	1/3/2025

EXHIBIT “A”

Premises Plan

This floor plan is intended only to identify the location of the Premises, it being understood that the layout and existence of any improvements within the Project, as shown on this floor plan, may not be accurate.

EXHIBIT “B”

SUPPLEMENTAL NOTICE

Re:	Lease dated as of ________, 20 ___, by and between John Hand, LLC, as Landlord, and ______________, as Tenant, as the same may have been modified from time to time (the “Lease”), for that certain premises known as Suite _______ located at 17 20th Street North, Birmingham, Alabama 35203, as more particularly described in the Lease.

Dear Tenant:

Pursuant to the captioned Lease, please be advised as follows:

The Commencement Date is the ___ day of _________, _____, and the expiration date of the Lease Term is the _____ day of _________, _____, subject however to the terms and provisions of the Lease.

Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease. Acknowledged and agreed this ______day of _______, 20 ___.

LANDLORD:

John Hand, LLC

By:

Name:

Title:

Date:

TENANT:

CommerceOne Bank

By:

Name:

Title:

Date:

2

EXHIBIT “C”

[reserved – initial leasehold improvements work agreement]

Landlord shall turn-key the Tenant Improvements to the Premises in accordance with a space plan approved by both parties.

EXHIBIT “D”

BUILDING STANDARD SERVICES

Landlord shall furnish the following services to Tenant during the Lease Term while the Premises or any portion thereof is being occupied for business purposes (the “Building Standard Services”):

(a)           Electric lighting service for all public areas of the Project in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

(b)           Janitorial services (five (5) days per week, exclusive of Holidays (as hereinbelow defined)), changing of light bulbs, trash removal services, and pest control services, in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

(c)           Landlord shall be the sole determinant of the type and amount of security services, if any, to be provided by Landlord for the Building. Tenant, its agents, employees, contractors and visitors shall comply with the procedures and systems adopted by Landlord from time to time for the safety and security of the Building and its occupants. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees, contractors and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building and/or the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

(d)           Central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first class standards of the Building. Such heating and air conditioning shall be furnished between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 7:00 a.m. and 3:00 p.m. on Saturdays, all exclusive of Holidays (the “Building Operating Hours”). Landlord shall provide HVAC service to the Premises after Building Operating Hours, upon reasonable prior notice from Tenant, with a two hour minimum charge for each request, at such commercially reasonable hourly rates as may be charged by Landlord from time to time.

(e)           Sufficient electrical, water, sewer, and gas capacity at the Building to operate normal occupancy and use.

(f)            Landlord reserves the right to change the provider of electricity for the Building at any time and from time to time in Landlord’s sole discretion. Tenant shall have no right (and hereby waives any right Tenant may otherwise have) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Building electrical service provider.

(g)           To the extent the services described above require electricity and water supplied by public utilities, Landlord’s covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours. Without limiting any of the foregoing, Landlord specifically shall not be liable for any loss of computer data or other damages resulting from a failure of electrical power and Landlord shall not be responsible for any lost revenue, lost profits or any special, consequential or other damages resulting therefrom. Notwithstanding anything to the contrary, Landlord reserves the right, without any liability to Tenant and without being in breach of any covenant or agreement of this Lease, to temporarily interrupt or discontinue all or any portion of Landlord’s services hereunder at such times, and for so long as may be necessary in Landlord’s reasonable judgment by reason of accident, emergencies, unavailability of employees, strikes, riots, acts of God or other events beyond the control of Landlord.

(h)             The following dates shall constitute “Holidays” as that term is used in this Lease: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Birmingham office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Birmingham, Alabama on account of said holiday shall constitute the Holiday under this Lease.

(i)               Landlord shall provide access to Tenant to an emergency generator serving the Building to supply emergency electric power to the Premises in sufficient capacity for the use and operation of Tenant’s IT room and client service areas within the Premises; provided, however, in no event shall Landlord be liable to Tenant for the failure of such emergency generator to operate for any reason.

EXHIBIT “E”

RULES AND REGULATIONS

1.           Sidewalks, doorways, vestibules, halls, stairways and other similar areas outside of the Premises shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2.           Plumbing fixtures and appliances shall be used only for the ordinary purpose for which designed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. Repairs resulting from such damage to any such fixtures or appliances from misuse by a tenant shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

3.           Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that Landlord may attend to such accidents or defects promptly.

4.           No signs, advertisements or notices shall be painted or affixed on or to any windows, doors, corridors, or other parts of the Building except of such color size, and style and in such places as shall be first approved in writing by Landlord, or except as otherwise expressly permitted under the Lease.

5.           Landlord shall provide and maintain an alphabetical directory board for all tenant in the lobby of the Building, and no other directory shall be permitted unless previously consented to by Landlord in writing.

6.           Landlord shall have the sole power to direct electricians to where and how telephone and other wires are to be installed. No boring or cutting for wires will be allowed without the written consent of Landlord. No equipment or installation of any kind shall be attached to the exterior of the Building, except as otherwise expressly permitted under the Lease.

7.           Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of the freight elevator and movement through the Building entrances or lobby, shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to the reasonable control of Landlord.

8.           Passenger elevators are to be used only for the movement of persons, unless approved by Landlord

9.           All locks for doors in each tenant’s premises shall be Building standard, and no tenant shall place any additional lock or locks on any door in the premises without Landlord’s reasonable written consent. All requests for duplicate keys shall be made through Landlord and charged to the tenant.

10.         Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without having obtained Landlord’s express written approval thereof in each instance.

11.         Tenants shall promptly close all corridor doors following such tenant’s use thereof.

12.         Tenants are requested to lock all doors of its leased premises and to turn out all lights of its leased premises at the close of their working day.

13.         Tenants shall not tamper with or attempt to adjust temperature control thermostats in the Premises or use any method of heating or air conditioning other than that supplied or approved by Landlord.

14.         Tenant shall cooperate with Landlord’s reasonable requests to close venetian blinds, if any, in the Premises as part of Landlord’s efforts to obtain maximum effectiveness of the heating and air conditioning system.

15.         Tenants shall comply with all reasonable requirements necessary for the security of the Project.

16.         Tenants shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

17.         All elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

18.         No vending machines of any type shall be allowed in tenant’s leased space without the prior written consent of Landlord, which consent will not be unreasonably withheld.

19.         No birds or animals shall be brought into or kept in, on or about public or tenant areas, other than service animals for normal accommodation.

20.         Neither Landlord nor its agents or employees will be responsible for lost or stolen personal property, money or jewelry from the Premises or public areas, regardless of whether such loss occurs when such area is locked against entry.

21.         Tenant shall not cause any unnecessary janitorial labor or services by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness.

22.         No cooking other than with microwave and toaster ovens shall be permitted in the Premises leased for general office use without Landlord’s consent; nor shall the tenant permit the Premises to be used for lodging, sleeping or any immoral or illegal purpose or for any purpose that will damage the Premises or the Building or the reputation thereof.

23.         Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material.

24.         Upon the termination of the tenancy, tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished to such tenant. In the event of the loss of any keys so furnished, such tenant shall pay Landlord therefor.

25.         Canvassing, soliciting and peddling in the Building are prohibited. Tenants shall reasonably cooperate to prevent the same.

26.         No person shall be employed by Tenant to perform janitorial work in the Premises and no persons other than Landlord’s employees or contractors shall be permitted to clean the Premises without the written consent of Landlord.

27.         Tenant shall observe and comply with the driving and parking signs and markers on the property surrounding the rules and regulations concerning the parking areas including the right of Landlord to require each tenant and its employees to display parking stickers on all cars. Tenant agrees to use its best efforts to prevent its employees, customers, and invitees from utilizing more than the amount of parking spaces allocated for Tenant’s use.

28.         The Building, including the common areas, and each tenant’s Premises are non-smoking facilities. As such, smoking in any of these areas is strictly prohibited.

29.         Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be required for the safety, protection, care, cleanliness and reputation of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees and invitees. Landlord shall endeavor in good faith to give tenants advance written notice of any such rescission or the implementation of any new rules or regulations; provided however, the failure of Landlord to provide such advance written notice shall not be deemed to preclude Landlord from implementing or rescinding any rules or regulations. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. Notwithstanding anything to the contrary in this Exhibit E, in the event of a conflict between the provisions of this Exhibit E, as amended from time to time, and the Lease, the parties agree that the provisions of the Lease shall govern.

EXHIBIT “F”

SPECIAL STIPULATIONS

1.	Extension Option.

(a)          Exercise. Tenant is hereby granted the option to extend the Lease Term (the “Extension Option”) for the Premises for one (1) extended term of ten (10) years (the “Option Term”). Such option will be exercised by irrevocable written notice to Landlord given not less than twelve (12) months prior to the expiration of the Initial Lease Term. The Option Term will be upon the same covenants, agreements, terms and conditions that are contained herein for the Initial Lease Term, as the same is then in effect hereunder, except as expressly provided herein to the contrary. Tenant may not exercise an option to extend the Lease Term for the Option Term if any Event of Default by Tenant under this Lease has occurred and is continuing.

(b)          Base Rental During Extended Term. As of the commencement of the Option Term, the Base Rental rate for the Premises for the first year of the Option Term will be adjusted to the prevailing Market Base Rental Rate (hereinafter defined) as of the commencement of the Option Term; provided, however, in no event shall Base Rent be below the Base Rent paid during the last year of the Initial Lease Term. Tenant shall continue to pay Tenant’s Forecast Additional Rental and Tenant’s Additional Rental as provided in Article 8 of this Lease.

(c)          Market Base Rental Rate Defined. Whenever used in this Lease, the term “Market Base Rental Rate” as of any date means the annual net (excluding that portion of the rate associated with operating expenses) rental rate per square foot of net rentable area which a willing landlord under no compulsion would agree to accept as of such date from a tenant having the creditworthiness of Tenant, and such a willing tenant under no compulsion would agree to pay as of such date, under renewal leases (based on the length of the Extended Term) of space in the Building and in office buildings of similar class, age and construction as the Building in the Birmingham, Alabama submarket comparable to the space for which the Market Base Rental Rate is being determined and on a comparable basis (taking into consideration use, location and/or floor level within the applicable building, definition of rentable floor area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements, free rent or lease assumptions], moving allowances or lease commissions incurred, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.). Landlord shall propose to Tenant the Market Base Rental Rate within fifteen (15) days following the date of Tenant’s notice electing to extend the Lease Term for the Option Term. If Landlord and Tenant are unable to agree upon the Market Base Rental Rate prior to the date which is thirty (30) days after Tenant provides to Landlord Tenant’s notice electing to extend the Lease Term for the Option Term (the “Market Rate Negotiation Period”), Tenant shall have the right, upon notice sent to Landlord within ten (10) days thereafter, either to (i) revoke its exercise of the Extension Option; or (ii) require that the Market Base Rental Rate be determined by an appraisal. If Tenant does not so notify Landlord, Tenant shall be deemed to have revoked its exercise of the Extension Option only if Tenant fails to respond within five (5) business days after receipt of a second written notification from Landlord. In the event Tenant elects (ii), above, the following shall apply:

(i)               Landlord shall send written notice to Tenant (“Landlord’s Appraiser Notice”) designating the name of Landlord’s independent, third-party Appraiser (“Landlord’s Appraiser”).

(ii)               Within five (5) days of receipt of Landlord’s Appraiser Notice, Tenant shall notify Landlord of either (a) Tenant’s acceptance of Landlord’s Appraiser; or (b) the name of Tenant’s independent third-party Appraiser (“Tenant’s Appraiser”). If Tenant fails to so notify Landlord, Tenant shall be deemed to have accepted Landlord’s Appraiser.

(iii)             If Tenant accepts Landlord’s Appraiser, the Market Base Rental Rate shall be determined by Landlord’s Appraiser within fifteen (15) days of Landlord’s Appraiser Notice.

(iv)               If Tenant does not accept Landlord’s Appraiser, within fifteen (15) days of Landlord’s Appraiser Notice, Landlord’s Appraiser and Tenant’s Appraiser shall each (i) state what they believe the Prevailing Market Rate to be, and (ii) select an independent third party Appraiser, and within five (5) days after receipt of the determination of such Market Base Rental Rate from both Landlord’s Appraiser and Tenant’s Appraiser, the third Appraiser shall select the one (1) of the two (2) rates set by Landlord’s Appraiser and Tenant’s Appraiser that is closer to the Appraiser’s opinion of the Market Base Rental Rate as the Market Base Rental Rate for the purposes of the Renewal Term.

(v)               Each party shall bear the cost of its Appraiser; provided, however (a) if Tenant accepts Landlord’s Appraiser, the parties shall share equally the cost of Landlord’s Appraiser; or (b) if a third Appraiser is appointed, the parties shall share equally the cost of such third Appraiser.

(vi)               “Appraiser” shall mean a real estate broker who has a minimum of five (5) years’ experience in the Birmingham commercial office leasing market, who is licensed by the State of Alabama, and who is not affiliated with either party or involved in an active transaction with either party.

(d)         The Base Rental Rate for the second and successive years of the Option Term shall increase 3% per year, unless the Consumer Price Index (“CPI”) for the previous five years has exceeded 3% per annum, in which event the percentage increase in the CPI over such five year period shall be used in computing the increase in Base Rental Rate for such second and successive years of the Option Term; provided, however, the Base Rental Rate for each year of the Option Term shall never be less than the preceding year’s Base Rental Rate.

2.            First Refusal Right. Landlord grants to Tenant an on-going right to lease the First Refusal Space (the “First Refusal Right”), as hereinafter defined, at any time during the Lease Term, on and subject to the following terms and conditions:

(a)          As used herein, the “First Refusal Space” shall mean any available, rentable and usable space located on the 3rd and 6th floors of the Building, which is (i) not then leased by Tenant (ii) is not then leased to an existing tenant of Landlord that is negotiating for a lease renewal, extension or modifications, and (iii) that is the subject of a Third Party Offer, as defined below.

(b)          Subject to the other provisions of this Special Stipulation, (i) should Landlord receive a bona fide offer to lease the First Refusal Space from a prospective third party tenant that Landlord is willing to accept after the First Refusal Space becomes available (the “Third Party Offer”), and (ii) provided Tenant’s First Refusal Right is still valid and effective (as determined below), then Landlord agrees promptly to so notify Tenant in writing of the relevant economic and non-economic terms of the Third Party Offer (“Right of Refusal Notice”).

(c)          If the Third Party Offer contains available space in addition to the First Refusal Space, and Tenant accepts the Third Party Offer, it shall be required to lease all of the space that is the subject of the Third Party Offer (the “Offered Space”).

(d)          Tenant shall have a period of ten (10) days after the date of the Right of Refusal Notice within which to exercise its First Refusal Right with respect to the Offered Space (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right with respect to the Offered Space, or elects not to exercise the First Refusal Right with respect to the Offered Space, Landlord shall be free to lease the First Refusal Space (together with any other space which is a part of the Offered Space) so long as Landlord leases such First Refusal Space on economic terms comparable to the terms offered in the Right of Refusal Notice (which shall be deemed satisfied by Landlord as long as a variance in favor of the third party tenant of more than 5% of the net effective rental rate set forth in the Right of Refusal Notice does not occur and such new lease with the prospective third party tenant is executed within one hundred eighty (180) days after the date of the Right of Refusal Notice), and Tenant’s First Refusal Right shall remain in effect for subsequent offers for the First Refusal Space, it being an on-going right during the Lease Term; provided, however, such on-going right shall be subject and subordinate to all renewals or extensions previously granted by Landlord to any other tenant of the Building to lease all or any portion of the First Refusal Space (including, without limitation, any such rights granted by Landlord to any other tenant with respect to Offered Space that has been offered by Landlord to Tenant in accordance herewith and for which Tenant elects not exercise its First Refusal Right) and any tenant then leasing any Offered Space whether such tenant has a formal right to renew or extend the term of its lease or otherwise.

(e)          Within fifteen (15) business days after the effective date of Tenant’s exercise of the First Refusal Right, Landlord and Tenant shall enter into an amendment to this Lease adding the Offered Space to the Premises, which amendment shall subject the Offered Space, which is contained in the Third Party Offer, to the terms and provisions of this Lease except as set forth in the Third Party Offer (including, without limitation, at the same Base Rental Rate, for the same term, with the same commencement date and with improvement allowance, free rent and other concessions, if any (but adjusted for any difference in value of the concessions based upon the term of the Third Party Offer in relation to the remaining term of the Tenant) set forth in the Third Party Offer), but failure to execute the amendment within said fifteen (15) business days shall not invalidate Tenant’s exercise of the First Refusal Right.

(i)           Tenant shall accept the First Refusal Space in the condition set forth in the Third Party Offer.

(ii)          Tenant’s improvements to the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space which may be contained in the Third Party Offer shall be designed and installed in accordance with the parties’ agreement at the time the First Refusal Right is exercised.

(iii)         The term with respect to any First Refusal Space shall expire conterminously with the Lease Term. If the expiration date set forth in the Third Party Offer is after the expiration date of the Lease Term, all concessions will be reduced, pro rata, to reflect the shorter term.

(iv)          The right granted to Tenant under this Special Stipulation is personal to the named Tenant in this Lease and any assignee permitted hereunder (including any Permitted Transferee to which the Lease is assigned in its entirety). In the event of any assignment of this Lease by the named Tenant herein to any party other than an assignee permitted hereunder (including any Permitted Transferee), this First Refusal Right shall thenceforth be void and of no further force or effect.

(f)

3.            Generator Access. Landlord shall provide access to Tenant to an emergency generator serving the Building and maintained by Landlord to supply emergency electric power to the Premises in sufficient capacity for the use and operation of Tenant’s IT room and client service areas within the Premises; provided, however, in no event shall Landlord be liable to Tenant for the failure of such emergency generator to operate for any reason.

4.            Fitness Center. There is currently a fitness facility located in the basement of the Building (the “Fitness Center”). Subject to completion of the Building-standard waivers and periodic closures for maintenance, improvements, casualty, governmental or quasi-governmental requirements, or Force Majeure, Tenant and its employees may access the Fitness Facility free of charge during the Fitness Center’s standard hours (as the same may change from time to time); provided, however, that: (i) the cost to operate and maintain the Fitness Center may be included in Operating Expenses; and (ii) certain additional services in the Fitness Center provided by the Fitness Center staff are available for an additional charge. Use of the Fitness Center shall be subject to such reasonable rules and regulations as Landlord may from time-to-time promulgate to the extent applied to all users of the Fitness Center on a uniform, non-discriminatory basis. Landlord shall not be responsible for any injury, loss, or damage suffered by Tenant or its employees arising out of or in any way connected with or related to their use of the Fitness Center.

5.            Conference Room. There is currently certain conference room space located on the Basement level of the Building (the “Conference Room Space”). Subject to periodic closures for maintenance, improvements, casualty, governmental or quasi-governmental requirements, or Force Majeure, Tenant and its employees may use the Conference Room Space; provided, however, that: (i) the cost to operate and maintain the Conference Room Space may be included in Operating Expenses; and (ii) if required by Landlord from time to time, Tenant must reserve the exclusive use of the Conference Room Space (it being understood the Conference Room Space is reserved on a first come, first served basis). Use of the Conference Room Space shall be subject to such reasonable rules and regulations as Landlord may from time to time promulgate to the extent applied to all tenants of the Building entitled to use the Conference Room Space on a uniform, non-discriminatory basis (the current copy of which has been provided by Landlord to Tenant).

6.	Signage

(a)          Landlord shall provide and install, at Tenant’s expense, the initial Building standard suite identification signage at or near the suite entrance to the Premises, directional signage on Tenant’s floor if applicable, and identification signage at the entry to the elevator serving the Premises, using Building standard finishes, designs, and materials reasonably selected by Landlord. The order, size and other features of all of such signage shall be based on the size of each tenant’s premises within the Building, including Tenant’s Premises, if applicable. Any subsequent changes to the name and/or logo of Tenant on such signage, which must be approved in writing in advance by Landlord, shall be provided and installed by Landlord at Tenant’s sole cost and expense.

(b)          So long as this Lease is in full force and effect and no Event of Default by Tenant has occurred and is continuing, then Tenant shall have (i) the non-exclusive right, upon written request by Tenant to Landlord, to have its name (the “Tenant’s Panel”) installed by Landlord on the monument sign located on the Project and facing 1st Avenue North (the “Monument Sign”) and (ii) the exclusive right, upon written request by Tenant to Landlord, to have the Tenant’s Panel installed by Landlord on top-of-building signage on the south façade of the Building (the “Skyline Sign”), such signage right being subject to the following terms and conditions:

(c)          The size of Tenant’s signage on the Monument Sign shall be comparable to that of similarly sized tenants and shall be sized relative to the entries of other tenants on the Monument Sign, and the design and all other aspects of Tenant’s Panel shall be Building standard. It is acknowledged and agreed that tenants leasing larger premises than the Premises may have larger Monument Sign panels than Tenant’s Panel.

(d)          Tenant’s signage on the Monument Sign and Skyline Signage shall be subject to the approval of all governmental agencies or authorities having jurisdiction over the Building.

(e)          Landlord shall install Tenant’s Panel on the Monument Sign and the Skyline Sign at Tenant’s sole cost and expense. The expense of maintaining, repairing, and replacing Tenant’s Panel (which shall be performed by Landlord or its contractors) shall be borne by Tenant during the Lease Term. Upon the removal of Tenant’s Panel, Tenant shall pay all costs associated with Landlord or its contractors removing Tenant’s Panel and restoring the Monument Sign and Skyline Sign to substantially the same condition that existed prior to the installation of Tenant’s Panel, reasonable wear and tear excepted.

(f)           Tenant’s Panel on the Monument Sign and Skyline Sign shall bear the name of the Tenant (or its Permitted Transferee to which the Lease is assigned in its entirety) set forth herein and no other name whatsoever.

(g)          Any updates or removal necessary with respect to Tenant’s Panel on the Monument Sign and Skyline Sign as set forth in this Paragraph 6 shall be completed by Landlord at Tenant’s sole cost and expense.

(h)          Landlord reserves the right, at Landlord’s sole cost and expense, to modify, renovate, and redesign the Monument Sign in Landlord’s reasonable discretion, provided in all events the Monument Sign shall not be relocated away from the 1st Avenue North.

7.	ITM Exclusivity Right/ITM Operation.

(a)          Provided Tenant is not in Default under this Lease, Tenant shall have the exclusive right (the “ITM Exclusivity Right”) to install, maintain, and operate, all at Tenant’s sole cost and expense, one interactive remote teller machine (an “ITM”) for drive-up banking in the visitor parking area located on the corner of Morris Avenue and 20th Street (the “ITM Location”). The location and appearance of such ITM shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with photo imagery of the proposed ITM to ensure compatibility with ITM Location design.

(b)          Tenant’s ITM Exclusivity Right shall be subject to the following:

(i)           Tenant shall pay estimated utility costs associated with the ITM.

(ii)          Tenant shall at all times maintain the ITM and any cameras, lighting, wiring or other equipment related thereto (collectively, the “ITM Equipment”) in a first-class condition, and Tenant shall be responsible for all maintenance and repairs related to the ITM Equipment. The ITM Equipment shall be maintained, used and operated by Tenant, at its sole expense, in accordance with all Legal Requirements.

(iii)        Tenant shall indemnify, defend, and hold harmless the Landlord from and against all claims, demands, liabilities, losses or expenses raised by or becoming due to a third-party and relating to or in connection with ITM Related Matters. As used herein, “ITM Related Matters” shall mean the ITM Equipment or Tenant’s breach of any obligation pursuant to this Lease related thereto, except to the extent such claims, demands or liabilities arise from or are related to the gross negligence or willful misconduct of Landlord, or any of Landlord’s agents or employees.

(iv)         Except to the extent arising solely from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents or employees (it being understood that Landlord shall have no liability for the gross negligence or willful misconduct of any third party contractor engaged by Landlord to provide services at the Project), of Landlord or Landlord’s agents or employees, Landlord shall not be liable for any claims, demands, liabilities, losses or expenses relating or in connection with ITM Related Matters or any money, documents, instruments or other valuables contained in the ITM Equipment or the area in which any ITM Equipment is installed. Upon Landlord’s request, Tenant shall provide a certificate of insurance evidencing the liability, property or other insurance required under this Lease which shall include coverage of the ITM Equipment.

(v)           Upon the expiration or termination of this Lease or Tenant’s right to possess the Premises or Tenant’s right to operate the ITM, Tenant shall, within fifteen (15) days after Landlord’s written request therefor, remove all or any portion of the ITM Equipment from the Project at Tenant’s sole cost and expense and repair any and all damage caused thereby. If Tenant fails to timely remove the requested ITM Equipment, then, Landlord, at Tenant’s cost and expense, may remove such ITM Equipment and repair any damage caused by the installation or removal thereof.

(c)          Tenant’s rights under this Paragraph 7 are personal to the named Tenant, and in the event of any assignment of this Lease or sublease by Tenant (except a Permitted Transferee), such rights shall thenceforth be void and of no further force or effect.

8.            Regulatory Approval Contingency. Notwithstanding anything to contrary in this Lease, this Lease shall be contingent upon Tenant’s securing all required regulatory approval for its intended use of the Premises as a bank branch (the “Regulatory Approvals”). Tenant shall have a right to terminate this Lease on written notice to Landlord (the “Termination Notice”), in the event Tenant is unable to secure all Regulatory Approvals (the “Termination Right”).

9.            Survival: The terms of this Special Stipulation shall survive the expiration or earlier termination of this Lease.

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this                 day of, 20___, by and among JOHN HAND, LLC, an Alabama limited liability company (“Landlord”), COMMERCEONE BANK, an Alabama banking corporation (“Tenant”), and___________________________________________________, a ___________ banking association (“Lender”).

R E C I T A L S :

A.         Landlord and Tenant have entered into that certain Lease _______, dated , as amended by lease amendments dated (hereinafter referred to as the “Lease”), with respect to premises located in an office building known as The John Hand Building (the “Premises”), located in Birmingham, Jefferson County, Alabama, which said Premises are more particularly described in the Lease.

B.          Landlord has or may have a mortgage loan to be secured by a mortgage covering the property upon which the Premises are located and an assignment of all leases relating thereto, including the Lease. Said mortgage and assignment of leases are referred to herein as the “Security Instruments.” Lender is willing to make such loan, provided that Tenant executes this Agreement.

C.          The parties further desire to execute this instrument to express their agreement that the Lease will be subordinate to the Security Instruments and that Tenant’s possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Security Instruments on the Premises.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties hereto, and as an inducement to Lender to make such mortgage loan, the parties hereto do mutually covenant and agree as follows:

1.          The Lease shall at all times be subject and subordinate in all respects to the Security Instruments and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement.

2.          Tenant shall give prompt written notice to Lender of all defaults by Landlord of those obligations under the Lease which are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents, and Lender shall have the following periods of time during which it may (but shall not be required) to cure the same: (a) in the case of monetary defaults, thirty (30) days after written notice, and (b) in the case of non-monetary defaults, ninety (90) days after written notice, provided that such time may be extended if cure of such default is being reasonably pursued.

3.            So long as Tenant is not in default in the payment of rent, additional rent or other charges or conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant’s possession, enjoyment, use and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof.

4.            No person or entity who exercises a right, arising under the Security Instruments or any assignment of the Lease, to receive the rents payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease. Landlord and Tenant agree that Tenant shall make the payments to be made by Tenant under the Lease to such person or entity upon receipt of written notice of the exercise of such rights, and Tenant agrees not to prepay by more than thirty (30) days any sums payable by Tenant under the Lease. Such receipt of rent by any other party shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof.

5.            If the interest of Landlord shall be acquired by Lender by reason of foreclosure of its mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender succeeds to the interest of Landlord under the Lease, the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease. Tenant shall thereupon be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the landlord under the Lease. Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender’s succeeding to the interest of Landlord under the Lease, and Tenant hereby agrees that Lender shall not be responsible or liable in any way for any default under the Lease occurring prior to the time Lender obtains title to the leasehold estate owned by Landlord and is entitled to actual, unrestricted possession of the Premises.

6.            In addition to and not in lieu of all the provisions of this Agreement, Lender shall not in any way or to any extent be:

(a)          liable for any act or omission of any prior landlord (including Landlord); or

(b)          subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or bound by any rent or additional rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

(c)          bound by any amendment or modification of the Lease made without Lender’s consent; or

(d)          in any way responsible for any deposit or security which was delivered to Landlord but which was not subsequently delivered to Lender; or

(e)          liable for or bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant;

(f)           liable for or bound by any warranty or indemnity of any nature whatsoever made by Landlord, including any warranties or indemnities regarding use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose, or possession; or

(g)          responsible for any obligation to initially construct the Premises, but if Lender fails to do so upon request following Lender’s succeeding to Landlord’s interest in the Premises, Tenant may terminate the Lease.

7.            All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or served and shall be effective upon being deposited in the United States mail, postage prepaid and registered or certified with return receipt requested; provided, however, the time period in which a response to any notice, demand, or request must be given shall commence on the date of the return receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand, or request sent.

Any such notice if given to Landlord shall be addressed as follows:

John Hand, LLC

17 20th Street North, Suite 360

Birmingham, Alabama 35205
Attention:

if given to Lender shall be addressed as follows:

if given to Tenant shall be addressed as follows:

CommerceOne Bank

17 20th Street North, Suite 400

Birmingham Alabama 35205

Attention: _______________

or at such other address in the United States as Landlord, Lender or Tenant may by notice in writing designate for notice.

8.            This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns.

9.            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

10.          This Agreement shall be deemed to supersede any conflicting provisions of the Lease.

11.          THE PARTIES HERETO WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD

JOHN HAND, LLC
An Alabama limited liability company

By:

Its

STATE OF ________	)

COUNTY OF _________	)

I, the undersigned authority, a Notary Public in and for said county and state, hereby certify that _________whose name as the _________of ________________, a ________limited liability company, is signed to the foregoing ________________ and who is known to me, acknowledged before me on this day that, being informed of the contents of said document, s/he, as such ______________ and with full authority, executed the same voluntarily on the day the same bears date for and as the act of said limited liability company.

GIVEN under my hand and seal, this _______day of ________________, 20 __.

Notary Public
My Commission Expires:

TENANT

COMMERCEONE BANK,
An Alabama banking corporation

By:

Its

STATE OF ________	)

COUNTY OF _________	)

I, the undersigned authority, a Notary Public in and for said county and state, hereby certify that _________whose name as the _________of _________________, an Alabama banking corporation, is signed to the foregoing _____________ and who is known to me, acknowledged before me on this day that, being informed of the contents of said document, s/he, as such ____________ and with full authority, executed the same voluntarily on the day the same bears date for and as the act of said corporation.

GIVEN under my hand and seal, this _________day of _______________, 20 __.

Notary Public
My Commission Expires:

LENDER

By:

Its:

STATE OF ________	)

COUNTY OF _________	)

I, the undersigned authority, a Notary Public in and for said county and state, hereby certify that _______________whose name as the _________ of _______________, a _________ banking corporation, is signed to the foregoing ____________ and who is known to me, acknowledged before me on this day that, being informed of the contents of said document, s/he, as such _____________and with full authority, executed the same voluntarily on the day the same bears date for and as the act of said corporation.

GIVEN under my hand and seal, this _____ day of __________________, 20 .

Notary Public
My Commission Expires: